                                                                   EXHIBIT 10.9


                                     AGREEEMENT
                                    BETWEEN THE



                           SEAFARERS INTERNATIONAL UNION
                      OF NORTH AMERICA, ATLANTIC, GULF, LAKES
                         AND INLAND WATER DISTRICT, AFL-CIO

                                        AND

                            MORAN TOWING OF PENNSYLVANIA

                                        AND

                              MORAN TOWING OF MARYLAND
                        DIVISION OF MORAN TOWING CORPORATION



                         MAY 1, 1996 THROUGH APRIL 30, 2001

                                  TABLE OF CONTENTS

TABLE OF CONTENTS                                                          1

     ARTICLE I                                                             4

        EMPLOYMENT                                                         4
          SECTION 1.  UNION RECOGNITION                                    4
          SECTION 2.  UNION FURNISHING EMPLOYEES                           4
          SECTION 3   UNION SECURITY                                       5
          SECTION 4.  HIRING OF NEW EMPLOYEES                              5
          SECTION 5.  COMPANY REJECTION OF EMPLOYEES                       5
          SECTION 6.  EQUAL OPPORTUNITY                                    5
          SECTION 7.  INDEMNIFICATION                                      6
          SECTION 8.  SPECIAL WORKING CONDITIONS                           6
          SECTION 9.  TOTALITY OF AGREEMENT                                6

     ARTICLE II                                                            7

        GRIEVANCE AND ARBITRATION PROCEDURE                                7

     ARTICLE III                                                           8

        DUES CHECK-OFF AND INITIATION FEES                                 8

     ARTICLE IV                                                            9

        GENERAL RULES                                                      9
          SECTION 1.  NO STRIKES OR LOCKOUTS                               9
          SECTION 2.  PICKET LINES AND INDUSTRIAL DISPUTES                 9
          SECTION 3.  SUBSTITUTE PROVISION - CONFORMITY
                         TO LAW SAVINGS CLAUSE                             9
          SECTION 4.  SEAFARERS HARR LUNDEBERG SCHOOL
                         OF STEAMSHIP                                      10
          SECTION 5.  HOLIDAY                                              10
          SECTION 6.  WAGES AND MANNING SCALES                             10
          SECTION 7.  EXCLUSIVENESS OF CONTRACT                            10
          SECTION 8.  ANNUAL PHYSICAL                                      11
          SECTION 9.  UNION RE-PRESENTA T10N ONBOAD VESSEL                 11

     APPENDIX A                                                            12

          SECTION 1.  SEAFARERS WELFARE PLAN                               12
            National Health Care Plan                                      12
          SECTION 2.  SEAFARERS PENSION PLAN                               12
          SECTION 3.  SEAFARERS HARRY LUNDEBERG SCHOOL OF STEAMSHIP        13
          SECTION 4.  TRANSPORTATION                                       13
          SECTION 5.  SEAFARERS JOINT EMPLOYMENT FUND                      13

          SECTION 6.  ARBITRATION                                          14

     APPENDIX B                                                            16

          SECTION 1.  BASE DAILY WAGES RATES                               16
          SECTION 2.  LEAVE OF ABSENCE                                     16
          SECTION 3.  LOSS OF PERSONAL EFFECTS                             17
          SECTION 4.  WHEELHOUSE MANNING                                   17
          SECTION 5.  CARE OF LIVING QUARTERS                              17
          SECTION 6.  MANNING SCALES                                       17
          SECTION 7.  SAILING ORDERS                                       17
          SECTION 8.  DEATH IN THE IMMEDIATE FAMILY                        17
          SECTION 9.  SUBSISTANCE                                          18
          SECTION 10. PAY PERIOD                                           18
          SECTION 11. PERMISSION TO LEAVE                                  18
          SECTION 12. NON-CREWMEMBERS ONBOARD TUGS                         18
          SECTION 13. MAINTENANCE AND CURE                                 18
          SECTION 14. VESSEL SALES AND TRANSFERS                           18

     APPENDIX C                                                            20

        PHILADELPHIA                                                       20
          SECTION 1.  COMPANY SENIORITY, PROMOTIONS AND TRANSFERS          20
          SECTION 2.  MOST FAVORED NATION CLAUSE                           21
          SECTION 3.  SAFETY AND COMFORT                                   21
          SECTION 4.  CUSTOAMRY DUTIES                                     22
          SECTION 5.  ROTATION                                             22
          SECTION 6   SAILING ORDERS                                       22
          SECTION 7.  HOLIDAYS                                             22
          SECTION 8.  MAINENTENANCE WORK                                   22
          SECTION 9.  PLANNED REPAIRS                                      23
          SECTION 10. TIME FOR ORDERING OUT CREWS                          23

     APPENDIX I-C                                                          24

        PHELADELPHIA                                                       24
        MAINT'ENANCE MEN                                                   24
          SECTION 1.  NOTICE OF LAYOFF                                     24
          SECTION 2.  PIECE WORK                                           24
          SECTION 3.  WORK WEEK AND OVERTIME RATES                         24
          SECTION 4.  VACATION                                             25
          SECTION 5.  WAGES                                                25

     APPENDIX D                                                            26
        BALTIMORE                                                          26
          SECTION 1.  SENIORITY, LAYOFFS & TIE-UPS PROMOTIONS
                       AND TRANSFERS                                       26
          SECTION 2.  PROBATIONARY PERIOD                                  28
          SECTION 3.  DISCIPLIAARY PROCEDURE                               28
          SECTION 4.  LEAVE OF ABSENCE                                     28

          SECTION 5.  WORKING ROTATION                                     28
          SECTION 6   ORDERING SYSTEM                                      29
          SECTION 7.  HOLIDAYS                                             29
          SECTION 8.  SAFETY AND COMFORT                                   29
          SECTION 9.  SAFETY AND GRIEVANCE MEETINGS                        29
          SECTION 10. UNION DELEGATES                                      30

     APPENDIX I-D                                                          31
        BAILTIMORE                                                         31
          SHOP AGREEMENT 31
          SECTION 1.  HOURS, RATE OF PAY, WORKING CONDITIONS               32
          SECTION 2.  UNIFORMS                                             32
          SECTION 3.  TANK AND BILGE CLEANING                              32
          SECTION 4.  HOLIDAYS                                             32

TERM OF AGREEMENT                                                          33

          THIS AGREEMENT, made and entered into on this 1st day of May, 1996 by and between the SEAFARERS INTERNATIONAL UNION, ATLANTIC, GULF, LAKES AND INLAND WATERS DISTRICT, AFL-CIO (hereinafter referred to as the "Union") and its successors, party of the first part and MORAN TOWING OF PENNSYLVANIA, DIVISION, and its successors and assigns, party of the second part, and MORAN TOWING OF MARYLAND, DIVISION, and its successors and assigns, party of the third part (hereinafter referred to as the "Company" and/or "Employer").
This agreement shall remain in effect until midnight of the 30th day of April 2001.

                                     ARTICLE I
                                     EMPLOYMENT


SECTION 1.   UNION RECOGNITION

          This Agreement applies to non-supervisory employees, including all mates, engineers deckhands, tankerman, electricians, handymen, helpers and machinist, excluding engineers and engineer/machinist in the port of Philadelphia, (hereinafter called "employees"), when employed on tugboats, barges and shoreside facilities of the Company. Excluding all office, clerical and supervisory employees. This recognition shall not apply to bareboat charters, to other operators nor to crews of vessels of subsidiary or affiliated companies.

SECTION 2.   UNION FURNISHING EMPLOYEES

          The Union agrees to furnish the Company with capable, competent, drug free, physically fit and properly licensed personnel as required by Company policy when and where they are required to fill vacancies necessitating the employment of employees covered hereunder, in ample time to prevent any delay in the scheduled departure of any vessel covered by this Agreement. To assure maximum harmonious relations, and in order to obtain the best qualified employees with the least risk of a delay in the scheduled departure of any vessel covered by this Agreement, the Company agrees to secure all its personnel through the hiring halls of the Union. Whenever possible, the Company shall give the Union at least twenty-four (24) hours' notice in order for the Union to have sufficient time to comply with the above. If for any reason the Union does not furnish the Company with capable, competent and physically fit persons, when and where they are required to fill such vacancies, in ample time to prevent any delay in the scheduled departure of any vessel covered by this Agreement, the Company may obtain employees from any available source, in which case the Union shall be notified, within three (3) business days of such hiring.

          Minimum qualifications for hiring as, or promotion to, mate will be the possession of a valid license as mate 500 ton Inland (no Colregs restriction) and the agreement to upgrade to master as soon as sufficient seatime is accumulated.

          Minimum qualifications for hiring as, or promotion to engineer, will be the possession of a valid license as chief engineer 4000 or greater. Engineers currently on the seniority list will secure a Chief Engineer 4000 BP license or greater, during the term of this agreement as soon as sufficient seatime is accumulated and recognized by the U.S. Coast Guard.

SECTION 3.   UNION SECURITY

          A.    Subject to the provisions of the Labor Management Relations
Act, 1947, as amended, all present employees who are members of the Union on the effective date of this Agreement, shall remain members of the Union in good standing as a condition of employment or pay the required agency fee. Furthermore, all new employees shall be obligated to become and remain members of the Union as a condition of employment or pay the required agency fee.

          B. Notwithstanding anything to the contrary therein, Paragraph A above shall not be applicable if all or any part thereof shall be in conflict with applicable law, provided however, that if all or any part of Paragraph A becomes permissible by virtue of a change in applicable law, whether by legislative or judicial action, the provisions of Paragraph A held valid shad] immediately apply.


SECTION 4.   HIRNG OF NEW EMPLOYEES

          The Union shall refer to the Employer, at his request, individuals to perform the particular classification or character of work required by the Employer. Registrants shall be referred to available employment opportunities in seniority order as contained in the Inland Shipping Rules.


SECTION 5.   COMPANY REJECTION OF EMPLOYEES

          A. The Union agrees that the Company has the right to reject, any applicant for employment who the Company considers unsatisfactory or unsuitable for the position, or to discharge any employee, who, in the opinion of the Company is not satisfactory.

          B. Except as provided in Sections 7B and C herein, if the union considers the discharge of any employee as being without reasonable cause, such actions shall be dealt with under the grievance procedure as provided for herein and the Union agrees that the discharge shall not cause any vessel to be delayed on her scheduled departure.

          C. If an applicant referred by the Union is rejected or an employee is discharged or demoted for medical reasons, the Union may challenge the decision of the Company physician. The applicant or employee shall then be re-examined by the Seafarers' physician. In the event that the two physicians do not agree, a third physician shall re-examine, and his opinion shall be final and binding.


SECTION 6.   EOUAL OPPORTUNITY

          During the term of this Agreement neither party shall discriminate against employee or applicant for employment because of race, color, sex, age, religion, national origin, handicap, veterans' status or Union membership. This nondiscriminatory policy shall include, but not be limited to the following: employment, promotion, upgrading, transfer layoff, demotion, termination, rates of pay, forms of compensation, recruitment or recruitment advertising and selection for training.

SECTION 7.   INDEMNIFICATION

          The Union shall protect and indemnify the Company in any cause of action based on improper application by the Union of the employment provisions of Article I of this Agreement. The Company shall protect and indemnify the Union in any cause of action based on improper application by the Company of the employment provisions of Article I of this Agreement.


SECTION 8.   SPECIAL WORKING CONDITIONS

          The parties agree that working conditions established in the ports of Philadelphia and Baltimore will be covered under Appendices "C" and "D"' respectively.

SECTION 9.   TOTALITY OF AGREEMENT

          The parties acknowledge that during negotiations which resulted in this Agreement each had the unlimited opportunity to make demands and proposals with respect to any subject matter not removed by law from the area of collective bargaining and that the understanding and agreements arrived at by the parties after the exercise of that right and opportunity are set forth herein. The employer shall not be obligated to continue any benefit or employee practice which it has given or engaged in prior to the execution of this agreement unless specifically set forth in this Agreement.

                                     ARTICLE II

                        GRIEVANCE AND ARBITRATION PROCEDURE


          In the event that any controversy or dispute arises concerning the interpretation or application of, or compliance with the provisions of this Agreement, the Employer and the Union shall make every reasonable effort the settle the dispute informally within seven (7) business days of being notified of the existence of the complaint. A party shall have five (5) business days after learning of the dispute to initiate the seven (7) day period of informal discussions. All disputes must be submitted to the Union by the affected employee within five (5) business days from the latter of the date the employee leaves the vessel or the day in which the employee has a reasonable opportunity to learn of the existence of the dispute.

          In the event the dispute remains unsettled after the seven (7) day period, the complainant may file a formal written grievance. The grievance must be presented to the party against whom the complaint has been filed within seventy-two (72) hours of the expiration of the seven (7) day period. The party against whom the complaint has been filed shall have seventy-two
(72) hours to provide its answer to the grievance. if no answer is filed within the stated time it will be treated as a denial of the grievance.

          If the parties are unable to settle the dispute within thirty (30) days after the answer, the grieving party may invoke arbitration by notifying the other party in writing of it's desire to submit the matter to binding arbitration. The party invoking arbitration shall simultaneously file a copy of the notice with the American Arbitration Association. All matters pertaining to the arbitration hearing and the selection of an arbitrator will be subject to the Rules of the American Arbitration Association. Cost incurred by the arbitrator shall be borne by the party ruled against. All time limits imposed by this Article can be extended by mutual agreement.

          It is understood that the sole function of the arbitrator is to interpret the express provisions of this Agreement and to apply them to the facts of the grievance. The arbitrator shall have no power to change, amend. modify, add to, subtract from, or otherwise alter this Agreement.

                                     ARTICLE III

                          DUES CHECK-OFF AND INITATION FEES

          The Union, an unincorporated association consisting of employees of the Company and other employers, and the Company, to facilitate and implement the desire of employees of the Company to maintain their Union, and to assist such employees to comply with their monetary obligations to their Union, agree to establish and maintain a voluntary check-off procedure for. the employees covered by this Agreement. The Union and the Company further acknowledge that such check-off hereafter fully set forth, is in accordance with the authority and direction of exclusive federal law and decisions to -the NLRB regulating labor management relations such as the relationship which is the subject of this Agreement between the parties.

          In accordance with the provisions of Section 302 (c) (4) of the Federal Labor Management Relations Act a amended, the Company agrees that upon receipt of a voluntary written authorization executed by employees covered by this Agreement, it will deduct the employees' regular initiation fees and regular dues from employees' compensation, including payments for or made during time off periods, if any, in the amounts and at the time hereafter set forth in the written authorization and timely remit such amounts to the Union. The Company agrees to hold all sums deducted in trust for the Union. The authorization for the foregoing shall be the following form signed and dated by the employee.


                              CHECK-OFF AUTHORIZATION
               Seafarers International Union of North America.
                Atlantic, Gulf, Lakes and Inland Waters District,
                                      AFL-CIO
          The undersigned employee, a member of the Seafarers International
Union of North America, Atlantic, Gulf, Lakes and Inland Waters District, an unincorporated association, or desiring to become a member of the above Union. hereby directs you, my employer, effective from this date, to deduct from my compensation to be paid to me by you, including payments for or made during time-off periods, if any, a sum equal to the regular initiation fees and regular membership dues of such Union. Such sum may be deducted in installment payments, as may be directed by the Union. The moneys so deducted shall be remitted by you to the Union monthly within ten (10) days after the end of each month. All moneys deducted by you, p t to this Authorization, shall be held by you in trust. Written notification by the Union to you of the amount of such regular initiation fees and membership dues and/or the amounts owed by the undersigned for the same shall be conclusive authority to you for such deductions.

          I submit this Authorization and assignment with the understanding that it will be effective irrevocably for a period of one year from this date, or up to the termination date of the current Collective Bargaining Agreement (if any), between your Company and the above Union, whichever occurs sooner.

          This Authorization and assignment shall continue in full force and effect for yearly periods beyond the irrevocable period set forth above, and each subsequent yearly period shall be similarly irrevocable unless revoked by me within fifteen (15) days after any irrevocable period. Such revocation shall be effected by individual written notice by registered mail or certified mail to both you, as the employer, and the Union, within such fifteen (15) day period.

          This Authorization and assignment is made and executed in accordance with the authority and directions of Section 302(c)(4) of the Labor-Management Relations Act, as Amended, and applicable law.

          NAME:                              DATE OF HERE:
                --------------------------                 --------------------
          ADDRESS:                           COMPANY:
                  ------------------------             ------------------------
          SOC. SEC.#:                        BOOK #:
                     ---------------------           --------------------------
          City State                         Zip
                    ----------------------       ------------------------------
          SIGNATURE:                         DATE:
                    ----------------------         ----------------------------

                                     ARTICLE TV
                                   GENERAL RULES


SECTION 1.   NO STRIKES OR LOCKOUTS

          There shall be no strike, lockout or stoppage of work of any kind while the provisions of this Agreement are in effect.

SECTION 2.   PICKET LINES AND INDUSTRLAL DISPUTES

          No employee covered by this Agreement shall be compelled to work with strikebreakers or cross any picket lines approved by the Union where to do so would involve injury or threat to this person or would involve such employee's breach of his obligations as a Union member or where to do so would violate such employee's moral, ethical, and trade union beliefs. Further, an employee's refusal to do any of the aforesaid acts or an employee's exercise of the rights and immunities described in the first proviso to Section 8(b)(4) of the National Labor Relations Act, 1947, as amended, shall not constitute a breach of this Agreement and shall not be cause for the discipline or discharge. The Union agrees to notify the Company whenever any of its members notify them that they will exercise any rights under this Section or under law and agrees that the Company will be given an opportunity to deliver or arrange for the delivery of anything in its physical possession or pick up or arrange to receive any specific thing that its services are already ordered for or received up to midnight of the date of the notification.

SECTION 3.   SUBSTITUTE PROVISIONS - CONFORMITY TO LAW SAVINGS CLAUSE

          A. If any provision or the enforcement or performance of any provision of this Agreement is or shall at any time be contrary to law, then such provision shall be applicable or enforced or performed, except to the extent permitted by law. If at any time thereafter such provision or its enforcement or performance shall no longer conflict with the law, then it shall be deemed restored in full force and effect as if it had never been in conflict with the law.

          B. If any such provision of this Agreement or the application of such provision to any person or circumstance shall be held invalid, the remainder of this Agreement, or the application of such provision to other persons or circumstances, shall not be affected thereby.

          C. If any provision of this Agreement is invalidated or the enforcement of any provision is enjoined by a court of competent jurisdiction, the parties shall meet for the purposes of agreeing upon a substitute provision. If they are unable to agree, the matter shall constitute a complaint, dispute, or grievance and shall be referred to arbitration pursuant to the terms and provisions of this Agreement. The arbitrators are given the express power to draft a substitute provision in the light of the relationships existing between the parties, and such substitute provision shall be deemed incorporated in this Agreement in lieu of such invalidated provision.

SECTION 4.   SEAFARERS HARRY LUNDEBERG SCHOOL OF SEAMANSHIIP

          A. The Union and the Company do hereby mutually agree that they shall encourage all employees to upgrade their skills through attendance at the Harry Lundeberg School. Any employee having at least six (6) months' service with the Company desiring to attend the Harry Lundeberg School shall be given a leave of absence and the Company shall pay round-trip transportation to and from the School upon satisfactory completion of the course of training.

          B. The Company agrees to reimburse up to four (4) employees, a sum not to exceed twenty five hundred dollars ($2500.00) each, in loss wages,
upon satisfactory completion of    upgrading courses.  In order to receive
reimbursement, such employee (s) must remain available for employment with the company for a period of one year from the date of completion.

SECTION 5.   HOLIDAY, TRANSPORTATION AND LIVING AND WORKING CONDITIONS

          Holidays, transportation, and additional conditions of employment aboard Company vessels shall be set forth in the Appendixes to this Agreement, which are incorporated into and made a part of this Agreement.

SECTION 6.   WAGES AND MANNING SCALES

          Wages, manning scales and special conditions, if any, that apply to the Company shall be set forth in Appendices "B", "C", "I-C", "D" and "I-D" of this Agreement, which is incorporated and made a part of this Agreement as applicable to the specific Company signatory to Appendices "B", "C", "I-C", "D" and "I-D".

SECTION 7.   EXCLUSIVENESS OF CONTRACT

          This Agreement constitutes the sole and exclusive agreement between the parties hereto, and neither any representative of the Company or any representative of the Union shall have any authority to construe, modify, or make any changes in the terms and conditions hereof. Any change or modification of the language of the Agreement and the terms and conditions hereof shall be the subject of an Addendum executed by both the duly authorized representatives of the Union and of the Company, providing that nothing herein contained shall be construed as limiting the right of any arbitrator under the arbitration provisions hereof to interpret the Agreement.

SECTION 8.   ANNUAL PHYSICAL

          The Company may require an annual physical at the employer's expense, and all permanent employees shall be required to submit to it.

SECTION 9.   UNION REPRESENTATION ONBOARD VESSELS

          Absent an emergency, the Union shall give advance notice and shall execute a release prior to boarding the vessel.

                                     APPENDIX A


SECTION 1.   SEAFARERS WELFARE PLAN

          The Company, commencing with the effective date indicated below, shall pay to the Seafarers Welfare Plan a jointly administered Labor-Management Trust Fund and/or its successors, a sum equal to twenty-six dollars ($26.00) per man per day worked by the employees covered by the Collective Bargaining Agreement or any supplements or addenda thereto between the Union and said Company. Payment shall be made monthly and shall be accompanied by reports in such form as the trustees of the Plan may determine. Such payments shall be used to provide welfare and similar benefits for eligible employees, their families and dependents, as well as for the administration of the Plan and for any other purpose which the Trustees may determine from time to time, in accordance with the provisions of the Trust Agreement, as amended. This provision shall become effective May 1, 1996.

          By execution of this agreement, the Company becomes a party and subscriber to the Trust Agreement establishing the aforesaid Seafarers Welfare Plan, as amended, and acknowledges receipt of a copy of such Agreement, as amended.

NATIIONAL HEALTH CARE PLAN

          If a National Health Care Plan is enacted and implemented during the term of this Agreement then the parties agree to meet and discuss its impact on the costs of providing medical benefits by Employers and the Seafarers' Welfare Plan.


SECTION 2.   SEAFARERS PENSION PLAN

          The Company, commencing with the effective date indicated below, shall pay to the Seafarers Pension Plan a jointly administered Labor-Management Trust Fund and/or its successors, a sum equal to nine dollars ($9.00) per man per day worked by the employees covered by the Collective Bargaining Agreement or any supplements or addenda thereto between the Union and said Company. Payment shall be made monthly and shall be accompanied by reports in such form as the Trustees of the Plan may determine. Such payments shall be used to provide pension benefits for eligible employees, as well as for the administration of the Plan and for any other purpose which the Trustees may determine from time to time, in accordance with the provisions of the Trust Agreement, as amended. This provision shall become effective May 1, 1996.

          The above rate represents one and one third (1/3) days contributions.

          Each eligible employee shall receive one and one-third (1/3) days of employment credit for each day worked. (i.e.): if any employees work one
(1) or more days he (and other employees) shall receive one and one third (1/3) days credit towards his pension eligibility time.

          By execution of this agreement, the Company becomes a party and subscriber to the Trust Agreement establishing the aforesaid Seafarers Pension Plan as amended, and acknowledges receipt of a copy of such Agreement, as amended.

SECTION 3.   SEAFARERS HARRY LUNDEBERG SCHOOL OF SEAMANSHIP

          The Company, commencing with the effective date indicated below, shall pay to the Seafarers Harry Lundeberg School of Seamanship, a jointly administered Labor Management Trust Fund and/or its successors, a sum equal to seventy-five cents ($.75) per man per day worked by the employees covered by the Collective Bargaining Agreement or any supplements or addenda thereto between the Union and said Company. Payment shall be made monthly and shall be accompanied by reports in such form as the Trustees of the Plan may determine. Such payments shall be used to provide training programs, as well as for the administration of the Plan and for any other purpose, which the Trustees may determine from time to time, in accordance with the provisions of the Trust Agreement, as amended effective November 21, 1993.

          By execution of this contract, the Company becomes a party and subscriber to the Trust Agreement establishing the aforesaid Seafarers Harry Lundeberg School of Seamanship, as amended, and acknowledges receipt of a copy of such Agreement, as amended.


SECTION 4.   TRANSPORTATION INSTITUTE

          The Company, commencing with the effective date indicated below, shall pay to the Transportation Institute, a Management-Trust Fund, a sum equal to seventy-five cents ($.75) per man per day worked by the employees covered by the Collective Bargaining Agreement or any supplements or addenda thereto between the Union and said Company. Payment shall be made monthly and shall be accompanied by reports in such form as the Trustees of the Plan may determine. This Trust is established to research issues and problems affecting the American maritime industry; to publish the results thereof together with appropriate recommendations, and to engage in all other similar and comparable activities which the Trustees may determine from time to time, in accordance with the provisions of the Trust Agreement, as amended effective November 21, 1993.

          By execution of this contract, the Company becomes a party and subscriber to the Trust Agreement establishing the aforesaid Transportation Institute, and acknowledges receipt of a copy of such Trust Agreement.


SECTION 5.   SEAFARERS JOINT EMPLOYMENT FUND

          The Company, commencing with the effective date indicated below, shall pay to the Seafarers Hiring Hall Trust Fund, a jointly administered Labor-Management Trust Fund and/or its successors, a sum equal to seventy-five cents ($.75) per man per day worked by the employees covered by the Collective Bargaining Agreement or any supplements or addenda thereto between the Union and the Company. Payment shall be made monthly and shall be accompanied by reports in such form as the Trustees of the Plan may determine. Such payments shall be used to provide benefits in accordance with the provisions of the Trust Agreement establishing the said Fund effective November 21, 1993.

          By execution of this contract, the Company becomes a party and subscriber to the Trust Agreement establishing the aforesaid Seafarers Hiring Hall Trust Fund, and acknowledges receipt of a copy of said Agreement.

SECTION 6.   ARBITRATION

          In order to avoid the necessity of litigation procedures the parties agree that any question regarding the payment of moneys due to any of the Seafarers Plans may be submitted to arbitration in the Court of Prince George's County, State of Maryland. Either the Union or any Company which has a question concerning the payment of contributions, interest, or other moneys due to the Plans shall set forth the question or question in a written Demand to be served upon the opposing party by Certified Mail, Return Receipt Requested. Within five days after receipt of the Demand for Arbitration, the parties shall cause a copy of such Demand to be served upon any of the following arbitrators: John Sand, Esq. 80 New Scotland Avenue, Albany, New York 12208; Thomas Giblin, Esq., 16 Commerce Drive, Cranford, New Jersey 07016; or Robert Bogucki, Esq., 26 Court Street, Brooklyn, New York 11242, who shall arrange for a Hearing. The arbitrator shall notify the parties in writing of the date, time and place of the Hearing at last three (3) days prior to the scheduled date. In the event that the permanent Arbitrator is unable to hear and determine the question within a reasonable time after his receipt of the demand, he may designate another Arbitrator to hear and determine the question in his place and stead. In the event that the parties are in agreement as to all of the facts bearing upon the question, they may submit the issue to the Arbitrator by a written stipulation of facts and they may agree to waive a formal hearing. Any waiver of hearing shall be executed in writing by the parties. The failure of any party to attend an Arbitration hearing as scheduled by the Arbitrator shall not delay said arbitration and the Arbitration is authorized to proceed to take evidence and to issue an award as though such party were present. The Arbitrator shall not have authority to alter in any way the terms and conditions of the Agreement or the various applicable Agreements and Declarations of Trust. The award of the Arbitrator shall e in writing and shall be sworn to and may be issued with or without an opinion. The award shall be issued within seven (7) days of the hearing or submission of stipulated facts, if the latter procedure is agreed upon and shall be final, binding, and enforceable by any court of competent jurisdiction. Any extension of time for the rendering of the Arbitrator's award must be mutually agreed upon by the parties. Expenses and fees of the Arbitrator shall be shared equally by the parties.

          This Appendix A shall be incorporated in and made a part of the Master Collective Bargaining Agreement between the Union and the Company.

          Contributions and reports made pursuant to this Memorandum of Understanding shall be made monthly on the tenth (10th) day thereof covering the preceding month's working force. Notwithstanding anything herein to the contrary, the Company further agree to provide the following information on each employee:

          a.   Name of Employee
          b.   Employee's Rating
          C.   Employee's Social Security Number
          d.   Employee's on and off dates during the pay period
          e.   Employee's total number of days worked during the pay period.

          Payroll Data and other pertinent records may be examined by the Plans or their representatives on demand at any reasonable hour provided at least five (5) days notice of said examination is given to the Company.

                                     APPENDIX B


SECTION 1.   BASE DAILY WAGE RATES

          Throughout the effective period of this Agreement, crewmembers shall be paid the following wage scale.

         Rating             Effective   Effective   Effective   Effective   Effective
                            5/1/96      5/1/97      5/1/98      5/1/99      5/1/2000
         Mate               $180.28     $185.69     $191.26     $197.95     $204.88

         Engineer Utility   $185.74     $191.31     $197.05     $203.95     $211.09

         Asst.Eng./Util     $158.43     $163.18     $168.08     $173.96     $180.05

         Tankerman          $120.19     $123.80     $127.51     $131.97     $136.59

         Deckhand           $92.40      $97.40      $102.40     $105.47     $108.64


          Inexperienced deckhands shall be paid $80.00 per day for the first 30 days of work. However, if the union certifies that he has successfully completed a basic training course in seamanship at the Seafarers Harry Lundeberg School of Seamanship, or has six months previous experience as a deckhand aboard tugboats, he will be paid at the rate then in effect.

          B. When the Company requires a deckhand to sail as Able Bodied Seaman, said employee shall receive an additional $10.00 per day.

SECTION 2.   LEAVE OF ABSENCE

          It is agreed that the Company with the agreement of the Union may grant leave of absence for illness or accident, whether occupational or non-occupational death in the immediate family, attendance at schools, preparation for and sitting for license, and position with the Union without loss of seniority or position on the roster. Any such leave of absence shall be in writing and may be granted for a period of three (3) months and is subject to renewal or extension by agreement in writing between the Company and the Union. Leave of absence for position with the Union shall be co-extensive with the duration of his Union position, provided that the seniority rights of any person on leave of absence for a position in the Union shall terminate within thirty (30) days should the Union cease to be the collective bargaining agent for the Company covered herein.

SECTION 3.   LOSS OF PERSONAL EFFECTS

          If the personal effects of an employee "through no fault of his own" become totally lost or partially damaged because of fire on, or sinking of, a vessel, he shall be paid his actual loss by the Company up to but not to exceed the sum of Two Hundred Fifty Dollars ($250.00) in full compensation for such loss.

SECTION 4.   WHEELHOUSE MANNING

          Unlicensed personnel shall not be permitted to man the wheelhouse when neither the Master nor the Mate is in the wheelhouse.

SECTION 5.   CARE OF LIVING QUARTERS

          The Company shall be required to keep the living quarters heated and free from vermin at all times, and living quarters shall be fumigated when required. The Union agrees that its members shall cooperate at all times in keeping living quarters clean and sanitary. The quarters of all boars shall be adequately ventilated and insulated against heat and cold.

SECTION 6.   MANNING SCALES

          The manning scales shall be set by the Company based on the type of work being performed, but in no event shall any tug have less than a four-man crew at any time. However, should the union be unable to provide a fall complement, the Company may operate that vessel with three (3) crewmembers for up to twelve (12) hours.

          The parties agree to discuss manning levels on newly constructed or converted equipment.

SECTION 7.   SAILING ORDERS

          Orders for employees returning from scheduled days off shall be given between 6:00 p.m. and 8:00 p.m. on the day preceding their scheduled return to work.

SECTION 8.   DEATH IN THE IMMEDIATE FAMILY

          In the event of death in the immediate family, an employee covered by this Agreement shall receive two days off with pay. Death in the immediate family shall be limited to the death of a father, mother, spouse, child, brother, or sister. No payment will be made under this section if an employee chooses to work on the two bereavement days.

SECTION 9.   SUBSTISTANCE

          There shall be no cooks on any vessels and, in lieu of subsistence, the Company shall pay ten dollars ($10.00) per man per day, where applicable. The subsistence money shall be paid along with regular wages.

          Subsistence shall be increased according to the following schedule:

                      5/1/98    5/1/99     5/1/00
                       $.50      $.50       $.50

SECTION 10.  PAY PERIOD

          The pay period shall be on a biweekly basis. The pay period shall end on Sunday and wages and other moneys due for that period shall be paid between 0900 and 1200 hours the following Friday. Should a holiday occur on Friday, payment win be made between 1300 - 1700 hours on the preceding Thursday. No employee shall be paid except on the regular payday following the completion of any services rendered, and no employee shall be permitted to draw advancements from the Company on account of his pay.

SECTION 11.  PERMISSION TO LEAVE

          All crewmembers must remain aboard the tug or company property unless permission to leave is granted by the Master.


SECTION I2.  NON-CREWMEMBERS ONBOARD TUGS

          No person other than crewmembers shall be permitted aboard tugs at any time without the permission of the Company's office.

SECTION 13.  MAINTENANCE AND CURE

          When an employee is entitled to maintenance and cure under maritime law, he shall be paid maintenance at the rate of seventeen dollars and fifty cents ($I 7.50) per day for each day or part thereof. The payments due hereunder shall be paid to the employee weekly. This payment shall be made regardless of whether that employee has or has not retained an attorney, filed a claim for damages, or taken any other steps to that end and irrespective of any insurance arrangements in effect between the Company and the insurer.

SECTION 14.  VESSEL SALES AND TRANSFERS

          Prior to any vessel contracted to the Seafarers International Union of North America, Atlantic, Gulf, Lakes and Inland Waters District, AFL-CIO, being disposed of in any fashion, including but not limited to sale, scrap, transfer, bareboat, charters, etc., ninety (90) days notification in writing must be sent to Union Headquarters, 5201 Auth Way, Camp Springs, Maryland 20746.

          The Union recognizes that the Company may not in all cases be able to provide the Union with ninety (90) days notice as provided above. However, when ninety (90) days notice is not given, the Company shall call the Union's headquarters and confirm in writing as far in advance as possible and in no event any later than the date of sale, scrap, transfer, bareboat charter, etc.

          In addition, the Company must give the Union the name and address and telephone number of the purchaser and will attempt to assist the Union in meeting with the buyer.

                                     APPENDIX C
                                    PHILADELPHIA

          The parties agree that working conditions established in the port of Philadelphia shall be covered under this Appendix and this Appendix shall be incorporated into and made a part of this Agreement.


SECTION 1.   COMPANY SENIORITY, PROMOTIONS AND TRANSFERS

          A. The date of entering the service of the Company shall govern seniority among the employees of that Company. The Company shall prepare the seniority list immediately following the execution of this Agreement, which list shall be posted in the office of the Company with a copy delivered to the Union. Within one (1) month following delivery to the Union, the Union may take objection to this list. In the absence of any such objection by the Union, the fist shall be the official list of seniority standing and binding upon the parties. No employee shall lose any seniority rights during service in the Armed Forces of the United States or in the Merchant Marine of the United States during time of national emergency or by a suspension of license by the appropriate authorities. Layoffs and/or tie-ups shall be in the inverse order of seniority, provided that the employee with the greater seniority is qualified to do the available work. Employees who are laid off in the inverse order of seniority shall continue for a period of twelve (12) months to accumulate seniority with the Company. Employees having such seniority shall be recalled to work in the inverse order of layoff provided they are qualified to perform the available work.

          The Company shall, in writing, notify an employee that a job is available and shall mail, by Registered Mail, Return Receipt Requested, a notice to the employee's last known address in the Company's record. If the employee does not report for work within one (1) week from the date of notice, his re-employment rights shall cease. Company shall be under no obligation to recall employees who have been laid off for more than twelve
(12) months. Periods during which the Union is engaged in a legal strike shall not be included in the computation of such twelve (12) month period. In the event that an employee is laid off for a period of twelve (12) months or less, or is on a bona fide leave of absence, which must be for an agreed, definite period, his seniority shall continue uninterrupted through such period.

          A. A deckhand, steadily employed by the Company, who procures a license to work as mate in accordance with the requirements of the Company, as determined by the Company, may place his name on the steady job list of the Union, at which time he must elect one of the two (2) following alternatives:

          (1) He shall give up his steady job as deckhand and work relief as mate until he reaches the position on the steady job fist to apply for the next steady job available with any company (subject at all times to said company's right of rejection) or,

          (2) He shall retain his steady job as deckhand, but when he reaches the position on the steady job list to take a steady job, he shall be entitled to the next available job only with the company by whom he is steadily employed (subject at all times to said company's right of rejection) and shall have no right to a steady job with any other company.

          (All persons having a license required by the Company prior to October 1, 1975 shall be governed by the rules of company seniority in existence prior to October 1, 1975, which means, among other things, that such persons shall have first right to any steady job with their company prior to non-employees on the steady job list regardless of such person's position on the steady job list, subject at all times to Company's right of rejection.)

          The Company agrees to make its best efforts to utilize employees of the Company, prior to chartering equipment from other sources.

SECTION 2.   MOST FAVORED NATIONAL CAUSE

          In the event that, during the life of this Agreement or any extension or renewal thereof, any contract is entered into by the Union or an affiliate with any employer in this ship-docking industry in the Port of Philadelphia and the Port of Baltimore wherein the scale of wages is less than the wages specified herein, or the hours or working conditions or other terms are more favorable for such other employer than the terms of this Agreement, then the scale of wages, hours, and working conditions and any other terms contained herein shall, at the option of the Company, become immediately and automatically modified to conform to such other contract in whole or in part, and in the event that any contract with an employer entered into by the Union or an affiliate is altered or modified, then the Company may elect to modify this Agreement, in whole or in part, in accordance therewith, providing that this paragraph shall have no application whatsoever to contracts entered into between the Union and an employer who is engaged exclusively in the oil towing industry.

SECTION 3.   SAFETY AND COMFORT

          Union and Company agree to cooperate at all times in protecting the safety of employees, and to form a Safety Committee with an equal number of representatives on each side to discuss and resolve grievances involving safety. Company shall supply employees with clean blankets and soap. Clean blankets shall be furnished once a tour, provided that the Company shall have no obligation in this connection unless soiled linens previously issues are returned. Crewmembers shall not be allowed to transfer from tug to tug in midstream south of the mouth of the Schuylkill River. North of the mouth of the Schuylkill River, transfer of crewmembers from tug to tug midstream shall be at the discretion of the Master. Each tug on an out-of-harbor operation shall be equipped with an inflatable life rate and suitable grab rails for deck duty. Out-of-harbor tugs, when engaged in towing barges carrying poisonous volatile chemicals, shall not carry less than one (1) gas mask for each crewmember. No tug not so equipped shall be sent out of harbor.

SECTION 4.   CUSTOMARY DUTIES

          Crewmembers of all departments shall perform the necessary and customary duties of that department. Each crew member shall additionally assist in duties not customarily associated with his particular rating when so directed by the Company or a designated representative of the Company or by the Master as may be required in order to fulfill the assigned duties and tasks of the vessel aboard which such crew member is serving.

SECTION 5.   ROTATION

          During the period of this agreement, such rotation shall be based on a two (2) days on for one (1) day off concept.

SECTION 6.   SAILING ORDERS

          Orders for employees returning from scheduled days off shall be given between 6:00 p.m. and 8:00 p.m. on the day preceding their scheduled return to work.

SECTION 7.   HOLIDAYS

          The following days, if worked, shall be designated as holidays, and as such, all employees who work on these days shall receive as a bonus an amount equal to a day's wages in addition to the regular daily wage rate.
The Employer shall post a fist of dates each January for all holidays with a copy to the Union.

                    1.   New Year's Day
                    2.   Lincoln's Birthday
                    3.   Washington's Birthday
                    4.   Good Friday
                    5.   Fourth of July
                    6.   Labor Day
                    7.   Columbus Day
                    8.   Christmas Day

SECTION 8.   MAINTENANCE WORK

          Maintenance work such as painting, chipping or scrubbing shall be done when the captain deems it safe and practical to do so. The cleaning of the pilot house, galley and sleeping quarters shall be done daily. Employees shall not be required to make fenders and bow mats or large stem fenders. Repairs shall not be considered to be maintenance work.

SECTION 9.   PLANNED REPAIRS

          If the Company requires crewmembers to work on vessels under repairs, the Company shall reimburse the crew members for their reasonable and authorized travel and lodging expenses.

SECTION 10.  TIME FOR ORDERING OUT CREWS

          The Company must order crews out on the hour or on the half-hour. The workday begins at 0001 hours.

                                    APPENDIX I-C

                                    PHILADELPHIA
                                  MAINTENANCE MEN


SECTION 1.   NOTICE OF LAYOFF

          a. The Company will give every employee forty (40) working hours (5 days) notice of its intention to lay off said employee, and such notice shall be given to the employee at the end of the regular shift only. Saturdays and Sundays shall not be counted as part of the forty (40) hours (5 days) notice.

          b. The Company may, in lieu of the notice aforesaid, pay the employee an amount equal to forty (40) hours pay.

          c. The above lay-off notice shall be considered waived for the week where an employee refuses to work overtime.

SECTION 2.   PIECE WORK

          No piecework shall be instituted for the life of this Agreement.

SECTION 3.   WORK WEEK AND OVERTIME RATES

          a. The regular hours of work shall be eight (8) hours per day and forty(40) hours per week, from Monday to Friday inclusive. AB work performed in excess of forty (40) hours per week or twelve hours in any one day shall be compensated at overtime rates as set forth in this Appendix. Each employee shall be notified at the time of his employment (or the date of execution of this Agreement, whichever is later) as to the starting time of his regular eight (8) hour shift.

          b. For work performed on Saturdays, Sundays or holidays, employees shall be paid at time and one-half (1-1/2) the straight time rate.

          c. The holidays in Appendix C, Section 7, shall be designated as holidays for all maintenance employees.

          d. When a holiday falls on a Saturday or Sunday it shall be celebrated on the following Monday. Regular employees, who do not work on a holiday, shall be paid eight hours, at the straight time hourly rate.

          e. An employee required to go away from his home pier shall be paid traveling time at his applicable straight time rate for all such hours worked, including regular meals. His time, at the straight time rate, shall be continuous until he arrives back at the dock at which he is employed.

          f. When overtime work is required under any provision of this Appexdix, there shall be a minimum payment of one (1) hour overtime with half (1/2) hour increments therafter.

Section 4.   VACATION

          Each employee covered by this Agreement shall be eligible for vacation benefits as follows:

          a. If hired between January and March 31, the employee will, after completing six (6) months of service, be eligible for a one (1) week vacation benefit.

                1. In the following calendar year and up to five (5) years of service, the benefit is two (2) weeks.

                2.    After six (6) years of service, the benefit three
                      (3) weeks.

          b. All vacations must be used in the year earned. There shall be no carrying over of time permitted. In addition, during the period of time from June 1 through September 30 of any given calendar year, the maximum number of consecutive vacation weeks, which may be used, is three (3).

          c. If in any year an employee shall be entitled to a vacation and he shall not be able to take such vacation at the time assigned to him because of illness or accident, then the Company shall pay him an allowance in lieu of such vacation equal to the amount of vacation pay which he would have been titled to receive for the period of such vacation.

          d. If an employee who is entitled to a vacation in any year shall die before taking such vacation, the amount of said vacation pay shall be paid to his next of kin or designated beneficiary.

          e. Any employee separating from the Company for any reason whatsoever shall be paid the vacation pay accumulated up to the date of his separation.

SECTION 5.   WAGES

          The straight time hourly rate of pay for employees covered by this Agreement shall be as follows:

         Rating             Effective   Effective   Effective   Effective   Effective
                            5/1/96      5/1/97      5/1/98      5/1/99      5/1/2000
         Machinist          $13.54      $13.95      $14.36      $14.87      $15.39


                                     APPENDIX D
                                     BALTIMORE

          The parties agree that working conditions established in the port of Baltimore shall be covered under this Appendix and this Appendix shall be incorporated into and made a part of this Agreement.

SECTION 1.   SENIORITY, LAYOFFS & TIE-UPS, PROMOTIONS AND TRANSFERS


     SENIORITY
          The employee's length of service for the purpose of determining seniority rights shall be deemed to have commended on the first day of his last continuous permanent employment with the Employer. Seniority shall be maintained in the separate classification of personnel.

          No person shall lose any seniority right during service in the Armed Forces of the United States, during the time of national emergency, provided such person is entitled to reinstatement under applicable laws of the United States.

          The Employer shall prepare seniority lists immediately following execution of this Agreement, which lists shall be available to the employees involved and a copy delivered to the Union. Within one (1) month following delivery to the Union, the Union may take exception to the lists. In the absence of any such objection by the Union, the list shall be the official lists of seniority standing and be binding upon the parties.

          Unlicensed tugboat employees transferred into the shop shall accumulate seniority with respect to both the shop and the Employer's tugboats. Tugboat engineers transferred into the shop shall accumulate seniority with respect to the Employer's tugboats only

     LAYOFFS & TIE-UPS

          Long-term lay-off for lack of work shall be in inverse order of seniority in the separate classifications, provided that the employees claiming seniority shall be capable and competent to perform the available work. Employees who are laid off for lack of work shall be recalled to work in the inverse order of layoff in the separate classifications, provided that the employees claiming seniority shall be capable and competent to perform the available work. Where such layoff or recall is not made according to seniority, the Employer must immediately give his reasons in writing to the employees involved, with a copy to the Union, with the Employer's determination being subject to the grievance and arbitration procedure set forth herein. The Employer shall notify such employee by telephone, telegram personal notice, registered mail or in any other reasonable manner when a job is available. If the employee does not return to work within five (5) days of receiving notice of return to work or in any within one (1) week of the date of mailing such notice by registered mail, return receipt requested, to the employee's last known address on the Employer's records, the employee shall lose all seniority rights, and the Employer shall not be obligated to re-employ him.

          For employees that have taken employment on vessels, an additional twenty-five (25) days will be allowed to return to work but the time allowed will not exceed a total of thirty (30) days.

          Employees who are laid off in the inverse order of seniority and who are recalled back to a permanent position within six (6) months of the date of their layoff shall not lose their seniority. After six (6) months layoff, such employees shall lose all seniority rights and the Employer shall not be obligated to recall such employee to work, except as provided below. An employee's scheduled days off shall not be construed as lay-off because the scheduled days off are compensated for in the daily wages rates contained in the collective bargaining agreement.

     The Company agrees to allow bumping for all "one day tie-ups."

PROMOTIONS AND TRANSFERS

          In connection with permanent promotions to a higher classification or with permanent transfers, if skill and ability are equal, seniority shall govern.

          This section does not affect transfers on a temporary basis. If a permanent promotion to a higher classification or permanent transfer is not made according to seniority, the Employer must immediately give his reasons in writing to the employees involved, with a copy of the Union, with the Employer's determination being subject to the grievance and arbitration procedure set forth herein. In the event of an opening, employees shall have the right to request promotion or transfer said opening, by requesting the same in writing to the Employer with two (2) weeks of the occurrence of such opening. Permanent a permanent transfers shall be made at the beginning of a workweek. During the time before promotion or permanent transfer is effected, the Company may make temporary assignments.

          There shall be a probationary period of the first thrity (30) days worked within sixty (60) days for employees promoted to a higher classification. If the employee is unable to perform in this period he has the right to return to his lower classification with no loss of seniority and without recourse to the grievance machinery.


SECTION 2.   PROBATIONARY PERIOD

          All new employees shall be on probation for the first thirty (30) days worked with the Employer within sixty (60) days. Such new employee may have his employment terminated by the Employer during this probationary period without recourse to the grievance and arbitration provisions of this Agreement. Probationary employees who are retained beyond the probationary period shall receive seniority in their classification in accordance with
Section I of this Article. A new employee is defined as an individual with a permanent position in the Company whose name appears on a seniority list.

SECTION 3.   DISCIPLINARY PROCEDURE

          The Employer may dismiss or discipline an employee for just cause only.

          No disciplinary action against an employee shall be taken without notice being given to the Union and the affected Shop Steward or Stewards. The Union win be informed of the reason for the disciplinary action and the disciplinary action the Employer plans to take. The unavailability of a Union official or the affected Shop Steward or Stewards shall not prohibit the Employer from initiating disciplinary action and will not relieve the Employer from notifying the Union as soon as possible.

SECTION 4.   LEAVE OF ABSENCE

          Employees may be granted leaves of absence without pay up to six
(6) months upon the mutual agreement of all parties. Such leave may be extended by mutual agreement. Employees elected to Union Office will be granted leaves of absence without pay for the term of their office, if satisfactory. and competent replacements are provided. Any such employee shall continue to accrue seniority during such period. Such leave of absence terminates when the employee ceases to be a Union officer or should the Union cease to be the bargaining representative of the employees. Any such employee shall retain his seniority rights, which shall include the seniority that accrued during such leave of absence, upon returning to the employment with the Company, provided the employee makes himself available for employment immediately upon the termination of his leave of absence and continues to be capable of performing his assigned work. Any employee who is transferred to a supervisory position with the Employer will be granted a leave of absence under the same terms and conditions granted to employees elected to the Union office up to a maximum of three (3) years after the date of transfer.

SECTION 5.   WORK ROTATION

          During the period of this agreement the Employees will work a schedule mutually agreeable between the parties. Effective January 1, 1994, the work rotation will be 14 days on and 7 days off.

SECTION 6.   ORDERING SYSTEM

          All employees who are off work due to their job rotation, shall call at 1800 hours on the day prior to their scheduled return to work to receive work orders.

SECTION 7.   HOLIDAYS

          The following days if worked shall be designated as holidays and as such, all employees who work on these days, shall receive as a bonus, an amount equal to a day's wage in addition to the regular daily wage rate:

                    1.   New Year's Day
                    2.   Washington's Birthday
                    3.   Fourth of July
                    4.   Labor Day
                    5.   Thanksgiving Day
                    6.   Memorial Day
                    7.   Christmas Eve
                    8.   Christmas Day

SECTION 8.   SAFETY AND COMFORT

           Not later than July 30, 1967, every boat of the Company must be equipped with a Coast Guard approved inflatable or float-off life raft of a size to accommodate the maximum number of crewmembers, which might be carried. Every boat, likewise, shall be equipped with Coast Guard approved life rings and Coast Guard approved life preservers in sufficient numbers to accommodate the maximum number of crewmembers, which night be carried.

          When the Company builds any new tugs, they will be air-conditioned.

          The Company may assign an Engineer to go in the Shop with his tug while his tug is under repairs.

          The Company will maintain and furnish adequate first aid equipment to all boat crews.

SECTION 9.   SAFETY AND GRIEVANCE MEETINGS

          All elected Union Delegates representing licensed, unlicensed, and shop personnel of MORAN TOWING OF MARYLAND, Union representatives and Company representatives shall meet monthly at 10:00 a.m. on the Wednesday following the first Sunday of each month at a place mutually agreed upon between the Employer and the Union. A written agenda shall be provided to all members' two days in advance of the meeting. It will be the function and the purpose of the meetings to study and make recommendations on any problem involving safety. In addition, the representative shall have the right to consider problems relating to the interpretation or enforcement of the contract terms.
 It is understood that the establishment and function of the meetings provided herein shall in no way alter, vary, or modify the right of any employee, the Union or the Employer, to pursue any matter through the grievance and arbitration provisions of this contract.

          Union Delegates who are not scheduled for work during the Safety and Grievance Meeting will be paid for their attendance at the meeting at the rate of twenty-five percent (25%) of their daily pay.

          During the time that the Safety and Grievance Meeting is in session, no boat shall be immobilized because of the absence of any employee, and to facilitate the mobility of boats during the period, the Company may sail shorthanded, may transfer personnel from other boats, or may do anything else necessary to preserve the mobility of the boats.

SECTION 10.  UNION DELEGATES

          The Company agrees to recognize Union Delegates designated by the Union. The duties of the Union Delegate shall be to see that rights and interests of the employees under this Agreement are protected, including, but not limited to, assisting employees in filing grievances. There shall be one Union Delegate per covered classification.

                                    APPENDIX I-D

                                     BALTIMORE
                                   SHOP AGREEMENT


SECTION 1.   HOURS, RATE OF PAY, WORKING CONDITIONS


     OVERTIME

          Overtime shall be paid at one and one-half (1-1/2) times the basic rate for work performed over forty (40) hours in the workweek.

     SHIFTS

          A regular shift shall begin at 8:30 a.m. unless the Employer notifies the employees differently.


     RATES OF PAY

          Rates of pay per hour shall be as follows:

                            5/1/96      5/1/97      5/1/98      5/1/99      5/1/00
                            ------      ------      ------      ------      ------
         ELECTRICIAN
         Day                $13.32      $13.72      $14.13      $14.63      $15.14
         Night              $14.89      $15.34      $15.80      $16.35      $16.92

         MECHANICS
         Day                $12.42      $12.79      $13.18      $13.64      $14.11
         Night              $13.81      $14.22      $14.65      $15.16      $15.69

         HANDYMAN
         Day                $11.64      $11.99      $12.35      $12.78      $13.23
         Night              $12.96      $13.35      $13.75      $14.23      $14.73

         HELPERS
         Day                $11.34      $11.68      $12.03      $12.45      $12.89
         Night              $12.66      $13.04      $13.43      $13.90      $14.39

     FOUR HOUR CALL-OUT

          An employee called back from his home after having completed his regular shift, in the same calendar day to perform in accordance with past practices shall receive a guarantee of four (4) hours work or, if work is not available, four (4) hours pay at one and one-half (1-1 /2) times his straight time hourly rate.

     CLEAN-UP TIME

     Employees shall have ten (10) minutes at the end of their shift to secure their tools and equipment and to wash up.

     VESSEL RATES

     If any shopman is employed on a tug as a member of the crew, he shall be paid at the applicable daily rate as per Appendix B.


SECTION 2.   UNIFORMS

     The Company shall furnish shop employees with rental work clothes.


SECTION 3.   TANK AND BILGE  CLEANING

          Whenever shop employees are required to clean bilge's, fuel or ballast tanks or perform work below the engine room floor plates, the Company will provide to the men engaged ion this work clean overalls, work gloves and also boots and safety helmets if needed. Adequate cleansing soaps and towels will be provided. Whenever shop employees are required to do the work described above, they will be given ten (10) minutes at the finish of this work to clean up. If the finish of this work immediately precedes the finish of a shift, the man will be given ten (10) minutes to wash up in addition to the time prescribed in Section I (e) of this Appendix.


SECTION 4.   HOLIDAYS

     DESIGNATED HOLIDAYS

          Holidays listed in Appendix D above shall be celebrated on the day as determined by the Employer, in December of each year for the following calendar year.

     PAY

          When a Holiday is not worked, an employee covered by this Agreement who is eligible for Holiday pay as set forth below shall be paid at the employee's basic straight time daily rate for eight (8) hours. Employees shall be eligible for Holiday pay if they qualify under 4 (c) below.


     QUALIFICATION

     Any employee with Company seniority covered by this Agreement who works at least five (5) days in the fourteen (14) days, immediately preceding the Holiday, shall be eligible for Holiday pay, provided, that the employee who terminates his employment or is terminated for a just cause prior to a Holiday will not be eligible for pay for the Holiday.

     PREMIUM

          When any employee covered by this Agreement is required to work on any of the specified holidays, he shall be paid at the rate of one and one-half (1-1/2) times his/her basic rate.

                                 TERM OF AGREEMENT

     This contract shall expire on April 30, 2001.

     The parties executed this Agreement hereto; whose duly authorized representative's signatures appear this 25 day July of 1997.


MORAN TOWING CORPORATION                     SEAFARERS INTERNATIONAL UNION,
MORAN TOWING OF PENNSYLVANIA, DIVISION       OF NORTH AMERICA, ATLANTIC
MORAN TOWING OF MARYLAND, DIVISION           GULF, LAKES AND INLAND WATERS
                                             DISTRICT, AFL-CIO


Company Official Signature:                  Union Officials Signatures:


/S/ Edmond J. Moran, Jr                      /S/ Augie Tellez
-----------------------                      ----------------
EDMOND J. MORAN, JR                          AUGIE TELLEZ
PRESIDENT                                    VICE PRESIDENT


/S/ Walter Naef                              /S/ Joseph Soresi
---------------                              -----------------
WALTER NAEF                                  JOSEPH SORESI
VICE PRESIDENT                               PORT AGENT


/S/ Paul Swensen                             /S/ Dennis Metz
----------------                             ---------------
PAUL SWENSEN                                 DENNIS METZ
VICE PRESIDENT                               PORT AGENT